Exhibit 23 - Consent of Independent Auditor

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-56809) and related Prospectus pertaining to the Savings Plan of the SCI Systems, Inc. Employee Financial Security Program; (ii) the Registration Statement (Form S-8 No. 33-56811) and related Prospectus pertaining to the Deferred Compensation Plan of the SCI Systems, Inc. Employee Financial Security Program; (iii) the Registration Statement (Form S-8 No.2-91587) and related Prospectus pertaining to the Incentive Stock Option Plan of SCI Systems, Inc.;(iv) the Registration Statement (Form S-8 No. 33- 11894) and related Prospectus pertaining to the Non-Qualified Stock Option Plan of SCI Systems, Inc.; (v) the Registration Statement (Form S-8 No. 333-71589) and related Prospectus pertaining to the SCI Systems, Inc. Board of Directors Deferred Compensation Plan.; (vi) the Registration Statement (Form S-8 No. 333-71591) and related Prospectus pertaining to the SCI Systems, Inc. 1994 Stock Option Incentive Plan, (vii) the Registration Statement (Form S-3 No. 333-95297) of SCI Systems, Inc. and related Prospectus, and, (viii) the Registration Statement on Form S-4, as amended, of Sanmina Corporation and SCI Systems, Inc., of our report dated July 30, 2001, with respect to the consolidated financial statements and schedule of SCI Systems, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001


                             /s/ Ernst & Young LLP

Birmingham, Alabama
September 24, 2001